UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1
to

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: October 6, 2004 (date report originally filed)

First Community Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

(803) 951-2265

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Effective October 1, 2004, First Community Corporation completed its acquisition of DutchFork Bancshares, Inc.  This was accomplished through the merger of DutchFork with and into First Community, all as provided in the Agreement and Plan of Merger dated April 12, 2004.  This Amendment No. 1 amends the previous Current Report on Form 8-K dated October 6, 2004 to include financial statements of the acquired business and pro forma information.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

(1)  The audited consolidated balance sheets of DutchFork Bancshares, Inc. and Subsidiaries at September 30, 2003 and 2002, and the related consolidated statements of income and cash flows for each of the years in the two-year period ended September 30, 2003 and the related report of Clifton D. Bodiford, CPA dated October 23, 2003 are incorporated herein by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2003 of DutchFork Bancshares, Inc.

(2)  The unaudited consolidated balance sheet of DutchFork Bancshares, Inc. and Subsidiaries at June 30, 2004 and the related consolidated statements of income and cash flows for the nine month periods ended June 30, 2004 and 2003 are incorporated herein by reference to the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 of DutchFork Bancshares, Inc.

(b)  Pro Forma Financial Information

Unaudited pro forma condensed combined financial information of First Community Corporation and DutchFork Bancshares, Inc. at and for the nine months ended September 30, 2004 and June 30, 2004, respectively, and for the 2003 fiscal year is filed as Exhibit 99.1 to this Current Report on Form 8-K/Amendment No. 1.

(c)  Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description

23.1	Consent of Clifton D. Bodiford, CPA

99.1	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: December 15, 2004	By:	/s/ Joseph G. Sawyer
Joseph G. Sawyer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Clifton D. Bodiford, CPA

99.1	Unaudited Pro Forma Condensed Combined Financial Information